UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

On May 1, 2012, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its third quarter of fiscal 2012; its approval of a plan to divest Broadcast Communications; a revised guidance range for expected fiscal 2012 income from continuing operations per diluted share excluding Broadcast Communications; revised guidance for expected fiscal 2012 revenue excluding Broadcast Communications; an initial guidance range for expected fiscal 2013 income from continuing operations per diluted share excluding Broadcast Communications; and initial guidance for expected fiscal 2013 revenue excluding Broadcast Communications. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures

The press release includes a discussion of non-GAAP financial measures, (i) including income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2012 and the third quarter of fiscal 2011; operating income for the Integrated Network Solutions segment for the third quarter of fiscal 2012 and the third quarter of fiscal 2011; and guidance for expected fiscal 2012 income from continuing operations per diluted share excluding Broadcast Communications; in each case excluding, as the case may be, the impact of charges for certain costs and expenses associated with the acquisitions of CapRock Holdings, Inc. and its subsidiaries, including CapRock Communications, Inc. (collectively, “CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”), the terrestrial network infrastructure assets of the government business of Core180, Inc. (the “Core180 Infrastructure”) and Carefx Corporation (“Carefx”) and the impact of a preliminary estimate recorded in the third quarter of fiscal 2012 in the Integrated Network Solutions segment for a non-cash impairment charge to write down a significant portion of the goodwill and other long-lived assets related to Broadcast Communications; and (ii) also including revenue for the Integrated Network Solutions segment for the third quarter of fiscal 2012 compared with the third quarter of fiscal 2011, adjusting for the impact of the acquisitions of Schlumberger GCS and Carefx. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2012 and the third quarter of fiscal 2011; operating income for the Integrated Network Solutions segment for the third quarter of fiscal 2012 and the third quarter of fiscal 2011; and guidance for expected fiscal 2012 income from continuing operations per diluted share excluding Broadcast Communications; in each case excluding, as the case may be, the impact of charges for certain costs and expenses associated with the acquisitions of CapRock, Schlumberger GCS, the Core180 Infrastructure and Carefx and the impact of a preliminary estimate recorded in the third quarter of fiscal 2012 in the Integrated Network Solutions segment for a non-cash impairment charge to write down a significant portion of the goodwill and other long-lived assets related to Broadcast Communications; and revenue for the Integrated Network Solutions segment for the third quarter of fiscal 2012 compared with the third quarter of fiscal 2011, adjusting for the impact of the acquisitions of Schlumberger GCS and Carefx, are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income from continuing operations, income from continuing operations per diluted share, and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.

Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information disclosed in the fifth paragraph under Item 2.06 below is incorporated in this Item 2.05 by reference. In connection with the approved plan to divest Broadcast Communications, Harris may incur material charges for exit and disposal activities under GAAP, including expected tax liabilities upon disposition; however, at this time, Harris is unable, in good faith, to make a determination of an estimate of the total amount or range of amounts for each major type of cost expected to be incurred in connection with the divestiture, an estimate of the total amount or range of amounts expected to be incurred in connection with the divestiture, or an estimate of the amount or range of amounts of the charges that will result in future cash expenditures. Harris expects to file an amended Current Report on Form

8-K under this Item 2.05 within four business days after it makes a determination of any such estimates or ranges of estimates.

Item 2.06 Material Impairments.

Harris tests its goodwill and other long-lived intangible assets for impairment annually, or under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. Indications of potential impairment of goodwill related to Broadcast Communications (which is part of Harris’ Integrated Network Solutions segment) were present at the end of the third quarter of fiscal 2012 resulting from the following circumstances and other factors: (i) an unanticipated revenue decline and operating loss for Broadcast Communications for the third quarter of fiscal 2012 (as a result of weaker demand in North America and longer international sales lead times), which also resulted in a decrease in the fiscal 2012 outlook for Broadcast Communications; and (ii) depressed indicators of value resulting from analyses undertaken in the third quarter of fiscal 2012 in connection with Harris’ review of its business portfolio, including the evaluation of strategic alternatives for Broadcast Communications that included a potential divestiture of Broadcast Communications and the principal markets currently available. Consequently, in connection with the preparation and review of Harris’ financial statements for the third quarter of fiscal 2012, Harris performed an interim review of Broadcast Communications’ goodwill for impairment as of the end of the third quarter of fiscal 2012.

To test for potential impairment of goodwill related to Broadcast Communications, Harris prepared a preliminary estimate of the fair value of the Broadcast Communications reporting unit based on a combination of projected discounted cash flows and principal market-based multiples applied to sales and earnings. The current carrying value of the Broadcast Communications reporting unit exceeded its estimated fair value, and accordingly, Harris preliminarily allocated the estimated fair value to the assets and liabilities of the Broadcast Communications reporting unit to estimate the implied fair value of goodwill.

In conjunction with the above-described impairment review, Harris also conducted a review for impairment of other long-lived assets related to Broadcast Communications, including amortizable intangible assets, fixed assets and capitalized software, and impairment of these assets was considered prior to the conclusion of the goodwill impairment review. The estimated fair value of other long-lived assets related to Broadcast Communications was determined based, in part, on an analysis of projected cash flows.

As a result of these impairment reviews, Harris concluded that goodwill and other long-lived assets related to Broadcast Communications were impaired as of the end of the third quarter of fiscal 2012 and recorded an estimated non-cash impairment charge of $424.0 million ($406.5 million after-tax). Due to the length of time necessary to measure the impairment of goodwill and other long-lived assets, Harris’ impairment analysis is not complete and is subject to change. Harris expects to complete its analysis prior to reporting its financial results for the fourth quarter of fiscal 2012 and will record any adjustments to its preliminary estimate at that time. The portion of the estimated impairment charge related to goodwill was $379.0 million and is not deductible for tax purposes. The tax effect of that non-deductibility was treated as a discrete item in the third quarter of fiscal 2012 for purposes of calculating Harris’ effective tax rate. Harris does not expect to make any current or future cash expenditures as a result of the impairment in the third quarter of fiscal 2012.

On April 27, 2012, the Board of Directors of Harris (the “Board”) approved a plan to divest Broadcast Communications. After Harris’ thorough review of its business portfolio and evaluation of strategic alternatives for Broadcast Communications, Harris no longer believes Broadcast Communications is aligned with Harris’ long-term strategy. Based on the Board’s decision, Harris has underway preparations to initiate a sales process for Broadcast Communications. Harris expects the assets of Broadcast Communications to become held for sale in the fourth quarter of fiscal 2012, and consequently, for Broadcast Communications to be classified as discontinued operations in the fourth quarter of fiscal 2012. Accordingly, Harris expects to report current and prior period financial results for Broadcast Communications as part of discontinued operations beginning with the financial results for the fourth quarter of fiscal 2012. Harris expects to complete the divestiture of Broadcast Communications during fiscal 2013.

In connection with the approved plan to divest Broadcast Communications, additional material charges for impairment to one or more of Harris’ assets related to Broadcast Communications may be required to be recorded in discontinued operations. At this time, Harris is unable, in good faith, to make a determination of an estimate of the amount or range of amounts of the impairment charge or an estimate of the amount or range of amounts of the impairment charge that will result in future cash expenditures.

Harris expects to file an amended Current Report on Form 8-K under this Item 2.06 within four business days after it makes a determination of any such estimates or ranges of estimates.

Forward-Looking Statements.

The foregoing contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about Harris’ expectations or amounts of estimated charges and cash expenditures for impairment of goodwill and other long-lived assets related to Broadcast Communications as of the end of the third quarter of fiscal 2012, the timing of completion of Harris’ impairment analysis, potential charges for exit and disposal activities and potential additional charges for impairment in connection with the approved plan for the divestiture of Broadcast Communications, the classification of Broadcast Communications as discontinued operations in the fourth quarter of fiscal 2012 and the timing of the completion of the divestiture are forward-looking and involve risks and uncertainties. Other factors that may impact Harris’ results and forward-looking statements may be disclosed in Harris’ filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on May 1, 2012 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/S/ GARY L. MCARTHUR
Name: Gary L. McArthur
Title: Senior Vice President and Chief Financial Officer

Date: May 1, 2012

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

99.1	Press Release, issued by Harris Corporation on May 1, 2012 (furnished pursuant to Item 2.02 and Item 7.01).